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Pricing Supplement No. 6                                          Rule 424(b)(2)

Dated: December 19, 2001                              Registration No. 333-79493

(To Prospectus dated June 16, 1999, and Prospectus Supplement dated September 2, 1999)

                             WELLS FARGO & COMPANY

                          Medium-Term Notes, Series A

                               Fixed Rate Notes

           Interest payable on the 27th of each June and December

Aggregate Principal Amount:     $50,000,000

Proceeds to Company:            $49,803,850

Date of Issue:                  12/27/01

Maturity Date:                  12/27/03

Interest Rate:                  3.375%

Agent:                          Sandler O'Neill and Partners, LP

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Other Terms:  CUSIP #94974BAP5
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